Exhibit 99.1

GlobalSCAPE, Inc. Awarded 5-Star Rating in CRN’s 2017 Partner Program Guide for Third Consecutive Year

Annual guide recognizes the channel’s top partner programs

SAN ANTONIO – April 10, 2017 – GlobalSCAPE, Inc. (NYSE MKT: GSB), a pioneer and worldwide leader in the secure and reliable exchange of business information, announced today that CRN®, a brand of The Channel Company, has given the Company a 5-Star rating in its 2017 Partner Program Guide. This annual guide is the definitive listing of partner programs from technology vendors that provide products and services through the IT channel. The 5-Star Partner Program Guide rating recognizes an elite subset of companies that offer solution providers the best partnering elements in their channel programs. The Globalscape Partner Program has achieved this rating for the third consecutive year.

The Globalscape Partner Program is an essential piece of the Company’s growth strategy. Architected to build productive and impactful global partnerships, the Globalscape Partner Program strives to benefit partners in four key areas: flexibility, efficiency, communication, and recognition. Key components of the program that have been enhanced or introduced this past year include tiered discount structures, expanded library of on-demand training and resources, and self-service product demo opportunities offered through the partner portal.

To determine the 2017 5-Star ratings, The Channel Company’s research team assessed each vendor’s partner program based on investments in program offerings, partner profitability, partner training, education and support, marketing programs and resources, sales support, and communication.

Supporting Quotes:
Dan Burke, Vice President of Worldwide Sales at Globalscape
“The CRN 5-Star Partner Program Guide is one of the most prestigious channel honors that you can be given. It’s an indication of those organizations who create empowering and efficient programs for their partners. Earning a 5-Star rating from the respected researchers and industry experts at The Channel Company is a nod to the tireless work of Globalscape’s channel team and our network of excellent partners around the world. We are honored to be selected for this distinction for a third year in a row.”

Robert Faletra, CEO of The Channel Company
“For solution providers, finding the right technology vendors to partner with is crucial to the health of their business, and the vast array of choices can be overwhelming. Our annual Partner Program Guide and 5-Star ratings help them narrow the field, identifying the most rewarding partner programs and outlining their strengths and benefits.”

The 2017 Partner Program Guide will be featured in the April issue of CRN and online at www.CRN.com/ppg.

About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a pioneer in the reliable exchange of mission-critical business data and intellectual property. Globalscape’s leading enterprise suite of solutions delivers military-proven security for achieving best-in-class control and visibility of data across multiple locations. Founded in 1996, Globalscape’s software and services are trusted by tens of thousands of customers worldwide, including global enterprises, governments, and small and medium enterprises. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2016 fiscal year, filed with the Securities and Exchange Commission on March 27, 2017.

About the Channel Company
The Channel Company enables breakthrough IT channel performance with our dominant media, engaging events, expert consulting and education, and innovative marketing services and platforms. As the channel catalyst, we connect and empower technology suppliers, solution providers and end users. Backed by more than 30 years of unequaled channel experience, we draw from our deep knowledge to envision innovative new solutions for ever-evolving challenges in the technology marketplace. www.thechannelco.com

Copyright ©2017. CRN is a registered trademark of The Channel Company, LLC.  All rights reserved.

Globalscape Press Contact
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

The Channel Company Contact
Melanie Turpin
The Channel Company
(508) 416-1195
mturpin@thechannelco.com
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